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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Enron Corp. and subsidiaries dated March 5, 1999, included in Enron Corp.'s Form 10-K, for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Houston, Texas
July 23, 1999